Exhibit 99.1

PRESS RELEASE

Autoliv raises dividend

(Stockholm, December 17, 2013) – – – The Board of Directors of the worldwide leader in automotive safety systems, Autoliv, Inc. (NYSE: ALV, and SSE: ALIV sdb), today declared a quarterly dividend of 52 cents per share for the first quarter 2014.

The dividend will be payable on Thursday, March 6, 2014 to Autoliv shareholders of record on the close of business on Thursday, February 20. The ex-date when the shares will trade without the right to the dividend will be Tuesday, February 18.

Shareholder AGM

The Board of Directors set May 6, 2014 as the date for its annual meeting of shareholders to be held in Chicago, IL, USA. Only the shareholders of record at the close of business on March 10, 2014 will be entitled to be present and vote at the meeting. Notice of the General Meeting will be mailed to the holders of record in the last week of March 2014.

Changes in Executive Management Team

In addition the Company announced that Mr. Lars Sjöbring, Autoliv’s Vice President of Legal Affairs and General Counsel, will leave Autoliv to pursue another career opportunity. Starting January 1, 2014 Mr. Anthony Nellis, currently Vice President Legal Affairs Asia will act as Autoliv’s Interim Vice President of Legal Affairs and General Counsel. Mr. Nellis first joined Autoliv in 2001.

Inquiries:

Jan Carlson, President and CEO, Autoliv, Inc.                                                                                                       Tel +46-8-587 20 600

About Autoliv

Autoliv, Inc., the worldwide leader in automotive safety systems, develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 80 facilities with 55,000 employees in 29 countries. In addition, the Company has ten technical centers in nine countries around the world, with 21 test tracks, more than any other automotive safety supplier. Sales in 2012 amounted to US $8.3 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on the OMX Nordic Exchange in Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Autoliv Inc.	Autoliv North America
Vasagatan 11, 7th Floor	26545 American Drive
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Southfield, MI 48034, USA
Tel +46 (0)8 58 72 06 23, Fax +46 (0)8 24 44 93	Tel +1 248 475 0427, Fax +1 801 625 6672
e-mail: thomas.jonsson@autoliv.com	e-mail: ray.pekar@autoliv.com

PRESS RELEASE

Safe Harbor

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements, including without limitation, management’s examination of historical operating trends and data, are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Because these forward-looking statements involve risks and uncertainties, the outcome could differ materially from those set out in the forward-looking statements for a variety of reasons, including without limitation, changes in and the successful execution of our capacity alignment, restructuring and cost reduction initiatives discussed herein and the market reaction thereto; changes in general industry or regional market conditions; loss of business from increased competition; higher raw material, fuel and energy costs; changes in consumer and customer preferences for end products; customer losses; changes in regulatory conditions; customer bankruptcies or divestiture of customer brands; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; fluctuation in vehicle production schedules; component shortages; market acceptance of our new products; costs or difficulties related to the integration of any new or acquired businesses and technologies; continued uncertainty in pricing negotiations with customers, our ability to be awarded new business; product liability, warranty and recall claims and other litigation and customer reactions thereto; higher expenses for our pension and other postretirement benefits; work stoppages or other labor issues; possible adverse results of pending or future litigation or infringement claims; negative impacts of antitrust investigations or other governmental investigations and associated litigation (including securities litigation) relating to the conduct of our business; tax assessments by governmental authorities dependence on key personnel; legislative or regulatory changes limiting our business; political conditions; dependence on customers and suppliers; and other risks and uncertainties identified under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q and any amendments thereto. The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update any such statement.

Autoliv Inc.	Autoliv North America
Vasagatan 11, 7th Floor	26545 American Drive
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Southfield, MI 48034, USA
Tel +46 (0)8 58 72 06 23, Fax +46 (0)8 24 44 93	Tel +1 248 475 0427, Fax +1 801 625 6672
e-mail: thomas.jonsson@autoliv.com	e-mail: ray.pekar@autoliv.com